Exhibit (l)


                          BOSTON MANAGEMENT & RESEARCH
                            The Eaton Vance Building
                                255 State Street
                                Boston, MA 02109
                                 (617) 482-8260






                                              April 1, 2002



Small-Cap Value Portfolio
The Eaton Vance Building
255 State Street
Boston, MA  02109

Ladies and Gentlemen:

     With respect to our purchase from you, at the purchase price of $100,000, of an interest (an "Initial Interest") in Small-Cap Value Portfolio (the "Portfolio"), we hereby advise you that we are purchasing such Initial Interest for investment purposes and do not intend to withdraw the Initial Interest within the next 24 months.

                                              Very truly yours,

                                              BOSTON MANAGEMENT & RESEARCH



                                              By:  /s/ William M. Steul
                                                   ----------------------
                                                   William M. Steul
                                                   Treasurer